Exhibit 99.4
Horizon Lines, LLC
4064 Colony Road, Suite 200
Charlotte, NC 28211
704.973.7000
www.horizonlines.com
News Release
For information contact:
James R. Storey
Director of Investor Relations and Corporate Communications
704.973.7000
jstorey@horizonlines.com
HORIZON LINES, INC. DECLARES DIVIDEND
Charlotte, NC, July 25, 2008 — Horizon Lines, Inc. (NYSE: HRZ) announced that its Board of Directors has voted to declare a regular quarterly cash dividend of $0.11 per share, payable on September 15, 2008, to stockholders of record at the close of business on September 1, 2008. The dividend was approved during the regularly scheduled quarterly meeting of the Board of Directors, which was held on July 24, 2008.
About Horizon Lines
Horizon Lines, Inc. is the nation’s leading domestic ocean shipping and integrated logistics company comprised of two primary operating subsidiaries. Horizon Lines, LLC operates a fleet of 21 U.S.-flag containerships and 5 port terminals linking the continental United States with Alaska, Hawaii, Guam, Micronesia and Puerto Rico. Horizon Logistics, LLC offers customized logistics solutions to shippers from a suite of transportation and distribution management services designed by Aero Logistics, information technology developed by Horizon Logistics Technology and intermodal trucking and warehousing services provided by Sea-Logix. Horizon Lines, Inc. is based in Charlotte, NC, and trades on the New York Stock Exchange under the ticker symbol HRZ.